                               MID-STATE TRUST VI
                               ASSET-BACKED BONDS
                         ANNUAL STATEMENT TO BONDHOLDERS

                                                     JUNE 4, 1997 - MAY 31, 1998

=======================================================================================================================
                               Original        Beginning                                                   Ending
                Certificate   Certificate     Certificate                                     Total      Certificate
Class    Cusip      Rate        Balance         Balance        Interest      Principal    Distribution     Balance
-----------------------------------------------------------------------------------------------------------------------
 A-1   59549NAA1   7.340%   287,750,000.00   287,750,000.00  $20,572,769.84 21,919,419.14  42,492,188.98 265,830,580.86

-----------------------------------------------------------------------------------------------------------------------
TOTALS                      287,750,000.00   287,750,000.00  20,572,769.84  21,919,419.14  42,492,188.98 265,830,580.86
-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================

FIRST UNION NATIONAL BANK                                    ROBERT ASHBAUGH
Structured Finance Trust Services                            VICE PRESIDENT
401 South Tryon Street, 12th Floor                           PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                        FAX: 704-383-6039

                               MID-STATE TRUST VI
                               ASSET-BACKED BONDS
                         ANNUAL STATEMENT TO BONDHOLDERS

                                                     JUNE 4, 1997 - MAY 31, 1998


====================================================================================================================================


                       SCHEDULE OF REMITTANCE                                           COLLATERAL INFORMATION
Collections as of the end of the Related Due Period   64,682,523.54  Aggregate Beginning Economic Balance of Loans    462,287,289.00
Investment Earnings                                      590,953.37  Aggregate Ending Economic Balance of Loans       431,539,334.52
                                                                     Overcollateralization Amount                      32,913,068.79
AVAILABLE FUNDS                                       65,273,476.91  Cummulative Actual Net Economic Losses             2,414,534.69
                                                      =============
                                                                     Minimum Target Overcollateralization              43,153,933.45


FEES

Trustee Fee                                               53,881.93
Standby Servicer Fee                                      48,552.24
Owner Trustee Fee                                          5,000.00
Richards, Layton & Finger                                  1,558.26

                         TOTAL:                          108,992.43


====================================================================================================================================

FIRST UNION NATIONAL BANK                                    ROBERT ASHBAUGH
Structured Finance Trust Services                            VICE PRESIDENT
401 South Tryon Street, 12th Floor                           PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                        FAX: 704-383-6039

                               MID-STATE TRUST VI
                               ASSET-BACKED BONDS
                         ANNUAL STATEMENT TO BONDHOLDERS

                                                     JUNE 4, 1997 - MAY 31, 1998


=============================================================================================================

                                                 ------------------------------------------------------------
                                                       DELINQUENT INFOR.         # LOANS        AMOUNT
                                                 ------------------------------------------------------------
                                                 Delinquent 0-30 Days              8159     1,021,558,102.84
------------------------------------------       Delinquent 31-60 Days              118        15,922,263.44
 Outstanding Balance     $ 431,539,334.52        Delinquent 61-90 Days               65         7,837,370.12
------------------------------------------       Delinquent 91+ Days                345        43,310,359.72
     # Accounts              8,687               Loans in Foreclosure, Bankruptcy*  441        21,220,990.55
------------------------------------------       REO Property                        36         1,390,401.03
                                                 ------------------------------------------------------------

                                                 * figures included in above Delinquency numbers


=============================================================================================================

FIRST UNION NATIONAL BANK                                    ROBERT ASHBAUGH
Structured Finance Trust Services                            VICE PRESIDENT
401 South Tryon Street, 12th Floor                           PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                        FAX: 704-383-6039